Exhibit 99

EARNINGS PRESS RELEASE | August 7, 2023

PARAMOUNT REPORTS Q2 2023 EARNINGS RESULTS

★ **Direct-to-Consumer (DTC) Continued to Scale with Increased Revenue and Engagement**
- Paramount+ Grew Revenue 47% and Reached Approximately 61M Subscribers
- Paramount+ and Pluto TV Global Viewing Hours Increased 35% Year-Over-Year
- DTC Advertising Revenue Increased 21%

★ **TV Media Delivered Substantial Adjusted OIBDA of $1.2B**
- CBS Claimed the #1 Spot in Broadcast for the 15th Straight Season; Produced Eight of the Top 10 Most-Watched Series, Including the Top Four

★ **Multiplatform Strategy Drove Growth and Efficiencies**
- Total Affiliate and Subscription Revenue Increased 12% Year-Over-Year as the Combination of Linear and Streaming Continues to Yield Net Growth
- Licensing Revenue Grew 11% Benefiting from Demand for Hit Content
- Paramount+ With Showtime Launched on June 27 Delivering Enhanced Value for Linear and Streaming Customers and Driving DTC Efficiency

STATEMENT FROM BOB BAKISH, PRESIDENT & CEO

"In Q2, we maintained our focus on scaling our streaming platforms, maximizing our traditional business, and building a sustainable business model that will return the company to significant earnings growth in 2024. Notably, Paramount+ revenue grew 47%, total DTC ad revenue increased 21%, and global viewing hours on Paramount+ and Pluto TV were up 35% year-over-year. And despite the environment, TV Media continued to contribute significant earnings. As we look forward, we will continue to be guided by our content-first approach and seek to maximize its value across platforms and revenue streams, while also operating with the utmost efficiency through this year of peak streaming investment."

$ IN MILLIONS, EXCEPT PER SHARE AMOUNTS	Three Months Ended June 30			Six Months Ended June 30		
GAAP	2023	2022	B/(W)%	2023	2022	B/(W)%
Revenue	$ 7,616	$ 7,779	(2)%	$ 14,881	$ 15,107	(1)%
• TV Media	5,157	5,256	(2)%	10,350	10,901	(5)%
• Direct-to-Consumer	1,665	1,193	40 %	3,175	2,282	39 %
• Filmed Entertainment	831	1,363	(39)%	1,419	1,987	(29)%
• Eliminations	(37)	(33)	(12)%	(63)	(63)	— %
Operating income (loss)	$ (250)	$ 819	n/m	$ (1,476)	$ 1,594	n/m
Diluted EPS from continuing operations attributable to Paramount	$ (.59)	$ .53	n/m	$ (2.40)	$ 1.11	n/m
Non-GAAP†						
Adjusted OIBDA	$ 606	$ 963	(37)%	$ 1,154	$ 1,876	(38)%
Adjusted diluted EPS from continuing operations attributable to Paramount	$ .10	$ .64	(84)%	$ .19	$ 1.24	(85)%

† Non-GAAP measures are detailed in the Supplemental Disclosures at the end of this release.
*Simon & Schuster has been presented as a discontinued operation in the company's consolidated financial statements for all periods.
n/m - not meaningful

Q2 2023 EARNINGS – SEGMENTS DIRECT-TO-CONSUMER OVERVIEW Paramount continues to progress on the path to streaming scale and profitability. In Q2, strong revenue growth was driven by subscriber growth and improvements in engagement and monetization. DTC remains on track to drive significant earnings improvement in 2024. Q2 FINANCIALS â–ª Revenue increased 40% year-over-year. – Subscription revenue grew 47% to over $1.2B, driven by subscriber growth on Paramount+. – Advertising revenue rose 21%, driven by higher impressions for Paramount+ and Pluto TV. – Paramount+ revenue grew 47%, driven by subscriber growth and increased advertising revenue. â–ª Paramount+ subscribers reached approximately 61M, with 0.7M additions in the quarter. â–ª Adjusted OIBDA increased $21M as higher revenues more than offset incremental costs to support the growth of Paramount+. $ IN MILLIONS Three Months Ended June 30 2023 2022 $ B/(W) % Revenue $ 1,665 $ 1,193 $ 472 40% â–ª Advertising 441 363 78 21 â–ª Subscription 1,224 830 394 47 Expenses 2,089 1,638 (451) (28) Adjusted OIBDA $ (424) $ (445) $ 21 5% $ IN MILLIONS Six Months Ended June 30 2023 2022 $ B/(W) % Revenue $ 3,175 $ 2,282 $ 893 39% â–ª Advertising 839 710 129 18 â–ª Subscription 2,336 1,572 764 49 Expenses 4,110 3,183 (927) (29) Adjusted OIBDA $ (935) $ (901) $ (34) (4)% Rabbit Hole Star Trek: Strange New Worlds The Family Stallone Your Honor Source: Antenna

Q2 2023 EARNINGS – SEGMENTS

TV MEDIA

OVERVIEW

TV Media contributed significant revenue and earnings, benefiting from diversification of revenue streams, pricing strategies, and focused cost management. TV Media continues to yield revenue performance that outpaces audience trends.

Q2 FINANCIALS

- Revenue was $5.2B:
  - Affiliate and subscription revenue declined 2%, primarily reflecting the impact from subscriber declines, partially offset by pricing increases.
  - Advertising revenue decreased 10%, reflecting continued softness. In the national domestic market, pharma, retail, movies, and travel are showing signs of strength.
  - Licensing and other revenue increased 17%.
- Adjusted OIBDA was $1.2B equating to a 23% Adjusted OIBDA margin.
  - Adjusted OIBDA decreased 13%, driven by the decline in advertising and affiliate revenues, partially offset by higher profits from licensed content.

$ IN MILLIONS	Three Months Ended June 30			
	2023	2022	$ B/(W)	%
Revenue	$ 5,157	$ 5,256	$ (99)	(2)%
• Advertising	1,946	2,174	(228)	(10)
• Affiliate and subscription	2,011	2,058	(47)	(2)
• Licensing and other	1,200	1,024	176	17
Expenses	3,963	3,876	(87)	(2)
Adjusted OIBDA	$ 1,194	$ 1,380	$ (186)	(13)%

$ IN MILLIONS	Six Months Ended June 30			
	2023	2022	$ B/(W)	%
Revenue	$ 10,350	$ 10,901	$ (551)	(5)%
• Advertising	4,202	4,695	(493)	(11)
• Affiliate and subscription	4,078	4,156	(78)	(2)
• Licensing and other	2,070	2,050	20	1
Expenses	7,850	7,977	127	2
Adjusted OIBDA	$ 2,500	$ 2,924	$ (424)	(15)%

CBS FINISHED 22-23 SEASON AS MOST-WATCHED NETWORK FOR 15TH CONSECUTIVE SEASON



#1 BROADCAST SERIES
NCIS

TOP NEW SERIES
Fire Country

TOP COMEDY
Young Sheldon

TOP NEWS PROGRAM
60 Minutes

Source: Nielsen Media Research

3

Q2 2023 EARNINGS – SEGMENTS
Paramount

FILMED ENTERTAINMENT

OVERVIEW

Filmed Entertainment drives significant value across the company including theatrical, streaming, and licensing. Q2 included the extension of the popular franchise Transformers with the #1 box office debut of *Transformers: Rise of the Beasts*.

Q2 FINANCIALS

- Revenues decreased 39%, driven by lower theatrical revenues due to the release of *Top Gun: Maverick* in the prior-year period.
- Adjusted OIBDA decreased $176M, reflecting the timing and mix of theatrical releases in each year.

$ IN MILLIONS

	Three Months Ended June 30			
	2023	2022	$ B/(W)	%
Revenue	$ 831	$ 1,363	$ (532)	(39)%
• Advertising	11	12	(1)	(8)
• Theatrical	231	764	(533)	(70)
• Licensing and other	589	587	2	—
Expenses	826	1,182	356	30
Adjusted OIBDA	$ 5	$ 181	$ (176)	(97)%

$ IN MILLIONS

	Six Months Ended June 30			
	2023	2022	$ B/(W)	%
Revenue	$ 1,419	$ 1,987	$ (568)	(29)%
• Advertising	16	14	2	14
• Theatrical	358	895	(537)	(60)
• Licensing and other	1,045	1,078	(33)	(3)
Expenses	1,513	1,843	330	18
Adjusted OIBDA	$ (94)	$ 144	$ (238)	n/m

n/m - not meaningful

Paramount Pictures
nickelodeon STUDIO


Transformers: Rise of the Beasts

An investor presentation will be available on the Paramount Investors website following our earnings call.

4

ABOUT PARAMOUNT Paramount (NASDAQ: PARA; PARAA) is a leading global media, streaming and entertainment company that creates premium content and experiences for audiences worldwide. Driven by iconic consumer brands, its portfolio includes CBS, Showtime Networks, Paramount Pictures, Nickelodeon, MTV, Comedy Central, BET, Paramount+ and Pluto TV. The company holds one of the industry’s most extensive libraries of TV and film titles. In addition to offering innovative streaming services and digital video products, Paramount provides powerful capabilities in production, distribution and advertising solutions. For more information about Paramount, please visit www.paramount.com and follow @ParamountCo on social platforms. PARA-IR CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS This communication contains both historical and forward-looking statements, including statements related to our future results and performance. All statements that are not statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements. These forward-looking statements reflect our current expectations concerning future results and events; generally can be identified by the use of statements that include phrases such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “likely,” “will,” “may,” “could,” “estimate” or other similar words or phrases; and involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause our actual results, performance or achievements to be different from any future results, performance or achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: risks related to our streaming business; the adverse impact on our advertising revenues as a result of changes in consumer viewership, advertising market conditions and deficiencies in audience measurement; risks related to operating in highly competitive industries, including cost increases; our ability to maintain attractive brands and to offer popular content; changes in consumer behavior, as well as evolving technologies and distribution models; the potential for loss of carriage or other reduction in or the impact of negotiations for the distribution of our content; damage to our reputation or brands; risks related to our ongoing investments in new businesses, products, services, technologies and other strategic activities; losses due to asset impairment charges for goodwill, intangible assets, FCC licenses and programming; risks related to environmental, social and governance (ESG) matters; evolving business continuity, cybersecurity, privacy and data protection and similar risks; content infringement; domestic and global political, economic and regulatory factors affecting our businesses generally; the impact of COVID-19 and other pandemics and measures taken in response thereto; liabilities related to discontinued operations and former businesses; the loss of existing or inability to hire new key employees or secure creative talent; strikes and other union activity, including the ongoing Writers Guild of America (WGA) and Screen Actors Guild-American Federation of Television and Radio Artists (SAG-AFTRA) strikes; volatility in the price of our common stock; potential conflicts of interest arising from our ownership structure with a controlling stockholder; and other factors described in our news releases and filings with the Securities and Exchange Commission, including but not limited to our most recent Annual Report on Form 10-K and reports on Form 10-Q and Form 8-K. There may be additional risks, uncertainties and factors that we do not currently view as material or that are not necessarily known. The forward-looking statements included in this communication are made only as of the date of this communication, and we do not undertake any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

contacts press investers justin dini kristin southey Allison Mclarty jaime morris

Q2 2023 EARNINGS – FINANCIAL STATEMENTS

PARAMOUNT GLOBAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Three Months Ended June 30		Six Months Ended June 30	
	2023	2022	2023	2022
Revenues	$ 7,616	$ 7,779	$ 14,881	$ 15,107
Costs and expenses:				
Operating	5,227	5,106	10,191	9,902
Programming charges	697	—	2,371	—
Selling, general and administrative	1,783	1,710	3,536	3,329
Depreciation and amortization	105	94	205	190
Restructuring and other corporate matters	54	50	54	107
Total costs and expenses	7,866	6,960	16,357	13,528
Gain on dispositions	—	—	—	15
Operating income (loss)	(250)	819	(1,476)	1,594
Interest expense	(240)	(230)	(466)	(470)
Interest income	33	19	68	40
Gain from investment	168	—	168	—
Loss on extinguishment of debt	—	(47)	—	(120)
Other items, net	(60)	(42)	(106)	(55)
Earnings (loss) from continuing operations before income taxes and equity in loss of investee companies	(349)	519	(1,812)	989
Benefit from (provision for) income taxes	95	(129)	476	(163)
Equity in loss of investee companies, net of tax	(109)	(29)	(184)	(66)
Net earnings (loss) from continuing operations	(363)	361	(1,520)	760
Net earnings from discontinued operations, net of tax	73	61	118	103
Net earnings (loss) (Paramount and noncontrolling interests)	(290)	422	(1,402)	863
Net earnings attributable to noncontrolling interests	(9)	(3)	(15)	(11)
Net earnings (loss) attributable to Paramount	$ (299)	$ 419	$ (1,417)	$ 852
Amounts attributable to Paramount:				
Net earnings (loss) from continuing operations	$ (372)	$ 358	$ (1,535)	$ 749
Net earnings from discontinued operations, net of tax	73	61	118	103
Net earnings (loss) attributable to Paramount	$ (299)	$ 419	$ (1,417)	$ 852
Basic net earnings (loss) per common share attributable to Paramount:				
Net earnings (loss) from continuing operations	$ (.59)	$ .53	$ (2.40)	$ 1.11
Net earnings from discontinued operations	$ .11	$ .09	$ .18	$ .16
Net earnings (loss)	$ (.48)	$ .62	$ (2.22)	$ 1.27
Diluted net earnings (loss) per common share attributable to Paramount: [a]				
Net earnings (loss) from continuing operations	$ (.59)	$ .53	$ (2.40)	$ 1.11
Net earnings from discontinued operations	$ .11	$ .09	$ .18	$ .16
Net earnings (loss)	$ (.48)	$ .62	$ (2.22)	$ 1.27
Weighted average number of common shares outstanding:				
Basic	651	649	651	649
Diluted	651	650	651	650

(a) Diluted net earnings per common share ("EPS") for the three and six months ended June 30, 2023 and 2022, excludes the effect of the assumed conversion of our 5.75% Series A Mandatory Convertible Preferred Stock to shares of common stock since it would have been antidilutive. As a result, in the calculations of diluted EPS the weighted average number of diluted shares outstanding does not include the assumed issuance of shares upon conversion of preferred stock, and preferred stock dividends recorded during each of the three and six months ended June 30, 2023 and 2022 of $14 million and $29 million, respectively, are deducted from net earnings (loss) from continuing operations and net earnings (loss), as applicable.

7

Q2 2023 EARNINGS – FINANCIAL STATEMENTS PARAMOUNT GLOBAL AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (Unaudited; in millions, except per share amounts) At At June 30, 2023 December 31, 2022 ASSETS Current Assets: Cash and cash equivalents $ 1,714 $ 2,885 Receivables, net 7,186 7,412 Programming and other inventory 1,533 1,342 Prepaid expenses and other current assets 1,458 1,308 Current assets of discontinued operations 568 787 Total current assets 12,459 13,734 Property and equipment, net 1,689 1,762 Programming and other inventory 14,602 16,278 Goodwill 16,517 16,499 Intangible assets, net 2,682 2,694 Operating lease assets 1,302 1,391 Deferred income tax assets, net 1,282 1,242 Other assets 4,016 3,991 Assets of discontinued operations 812 802 Total Assets $ 55,361 $ 58,393 LIABILITIES AND STOCKHOLDERS’ EQUITY Current Liabilities: Accounts payable $ 1,210 $ 1,403 Accrued expenses 1,948 2,071 Participants’ share and royalties payable 2,470 2,416 Accrued programming and production costs 2,159 2,063 Deferred revenues 921 973 Debt 180 239 Other current liabilities 1,343 1,477 Current liabilities of discontinued operations 439 549 Total current liabilities 10,670 11,191 Long-term debt 15,620 15,607 Participants’ share and royalties payable 1,616 1,744 Pension and postretirement benefit obligations 1,463 1,458 Deferred income tax liabilities, net 516 1,077 Operating lease liabilities 1,341 1,428 Program rights obligations 254 367 Other liabilities 1,520 1,715 Liabilities of discontinued operations 204 200 Commitments and contingencies Paramount stockholders’ equity: 5.75% Series A Mandatory Convertible Preferred Stock, par value $.001 per share; 25 shares authorized; 10 (2023 and 2022) shares issued — — Class A Common Stock, par value $.001 per share; 55 shares authorized; 41 (2023 and 2022) shares issued — — Class B Common Stock, par value $.001 per share; 5,000 shares authorized; 1,113 (2023) and 1,112 (2022) shares issued 1 1 Additional paid-in capital 33,135 33,063 Treasury stock, at cost; 503 (2023 and 2022) shares of Class B Common Stock (22,958) (22,958) Retained earnings 13,116 14,737 Accumulated other comprehensive loss (1,639) (1,807) Total Paramount stockholders’ equity 21,655 23,036 Noncontrolling interests 502 570 Total Equity 22,157 23,606 Total Liabilities and Equity $ 55,361 $ 58,393

Q2 2023 EARNINGS – FINANCIAL STATEMENTS PARAMOUNT GLOBAL AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited; in millions) Six Months Ended June 30 2023 2022 Operating Activities: Net earnings (loss) (Paramount and noncontrolling interests) $ (1,402) $ 863 Less: Net earnings from discontinued operations, net of tax 118 103 Net earnings (loss) from continuing operations (1,520) 760 Adjustments to reconcile net earnings (loss) from continuing operations to net cash flow (used for) provided by operating activities from continuing operations: Depreciation and amortization 205 190 Programming charges 2,371 — Deferred tax benefit (586) (56) Stock-based compensation 88 77 Gain on dispositions — (15) Gain from investment (168) — Loss on extinguishment of debt — 120 Equity in loss of investee companies, net of tax 184 66 Change in assets and liabilities (1,198) (667) Net cash flow (used for) provided by operating activities from continuing operations (624) 475 Net cash flow provided by operating activities from discontinued operations 223 116 Net cash flow (used for) provided by operating activities (401) 591 Investing Activities: Investments (124) (141) Capital expenditures (140) (151) Other investing activities 39 35 Net cash flow used for investing activities from continuing operations (225) (257) Net cash flow used for investing activities from discontinued operations (2) (1) Net cash flow used for investing activities (227) (258) Financing Activities: Proceeds from issuance of notes and debentures — 991 Repayment of notes and debentures — (3,010) Dividends paid on preferred stock (29) (29) Dividends paid on common stock (317) (315) Payment of payroll taxes in lieu of issuing shares for stock-based compensation (19) (13) Payments to noncontrolling interests (93) (77) Other financing activities (89) (45) Net cash flow used for financing activities (547) (2,498) Effect of exchange rate changes on cash and cash equivalents 4 (65) Net decrease in cash and cash equivalents (1,171) (2,230) Cash and cash equivalents at beginning of year 2,885 6,267 Cash and cash equivalents at end of period $ 1,714 $ 4,037

Q2 2023 EARNINGS – Supplemental Disclosures SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES (Unaudited; in millions, except per share amounts) Results for the three and six months ended June 30, 2023 and 2022 included certain items identified as affecting comparability. Adjusted operating income before depreciation and amortization (“Adjusted OIBDA”), adjusted earnings from continuing operations before income taxes, adjusted provision for income taxes, adjusted net earnings from continuing operations attributable to Paramount, and adjusted diluted EPS from continuing operations (together, the “adjusted measures”) exclude the impact of these items and are measures of performance not calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We use these measures to, among other things, evaluate our operating performance. These measures are among the primary measures used by management for planning and forecasting of future periods, and they are important indicators of our operational strength and business performance. In addition, we use Adjusted OIBDA to, among other things, value prospective acquisitions. We believe these measures are relevant and useful for investors because they allow investors to view performance in a manner similar to the method used by our management; provide a clearer perspective on our underlying performance; and make it easier for investors, analysts and peers to compare our operating performance to other companies in our industry and to compare our year-over-year results. Because the adjusted measures are measures of performance not calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, operating income (loss), earnings (loss) from continuing operations before income taxes, (provision for) benefit from income FBI taxes, netNCIS earnings (loss) from continuing operations attributable to Paramount or diluted EPS from continuing operations, as applicable, as indicators of operating performance. These measures, as we calculate them, may not be comparable to similarly titled measures employed by other companies. The following tables reconcile the adjusted measures to their most directly comparable financial measures in accordance with GAAP. Three Months Ended June 30 Six Months Ended June 30 2023 2022 2023 2022 Operating income (loss) (GAAP) $ (250) $ 819 $ (1,476) $ 1,594 Depreciation and amortization 105 94 205 190 Programming charges (a) 697 — 2,371 — Restructuring and other corporate matters (a) 54 50 54 107 Gain on dispositions (a) — — — (15) Adjusted OIBDA (Non-GAAP) $ 606 $ 963 $ 1,154 $ 1,876 (a) See notes on the following tables for additional information on items affecting comparability.

Q2 2023 EARNINGS – Supplemental Disclosures

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES (Continued)
(Unaudited; in millions, except per share amounts)

	Three Months Ended June 30, 2023			
	Earnings (Loss) from Continuing Operations Before Income Taxes	Benefit from (Provision for) Income Taxes	Net Earnings (Loss) from Continuing Operations Attributable to Paramount	Diluted EPS from Continuing Operations
Reported (GAAP)	$ (349)	$ 95	$ (372)	$ (.59)
Items affecting comparability:				
Programming charges [(a)]	697	(173)	524	.80
Restructuring charges[(b)]	54	(14)	40	.06
Gain from investment [(c)]	(168)	60	(108)	(.16)
Discrete tax items	—	(4)	(4)	(.01)
Adjusted (Non-GAAP)	$ 234	$ (36)	$ 80	$ .10

(a) Comprised of programming charges recorded in connection with the integration of Showtime into Paramount+. During the second quarter of 2023, we continued the review of our content portfolio that we began during the first quarter and as a result changed the strategy for certain content, which led to content being removed from our platforms or abandoned, the write-off of development costs, distribution changes, and termination of programming agreements.

(b) Consists of severance costs associated with the implementation of initiatives to transform and streamline our operations following our 2022 operating segment realignment and as we integrate Showtime into Paramount+.

(c) Reflects a gain recognized on our retained interest in Viacom18 following the discontinuance of equity method accounting resulting from the dilution of our interest from 49% to 13%.

	Three Months Ended June 30, 2022			
	Earnings from Continuing Operations Before Income Taxes	Provision for Income Taxes	Net Earnings from Continuing Operations Attributable to Paramount	Diluted EPS from Continuing Operations
Reported (GAAP)	$ 519	$ (129)	$ 358	$ .53
Items affecting comparability:				
Restructuring and other corporate matters [(a)]	50	(12)	38	.06
Loss on extinguishment of debt	47	(11)	36	.05
Discrete tax items	—	(3)	(3)	—
Adjusted (Non-GAAP)	$ 616	$ (155)	$ 429	$ .64

(a) Comprised of restructuring charges of $10 million for severance costs primarily associated with management changes following our operating segment realignment, and a charge of $40 million associated with litigation described under *Legal Matters—Stockholder Matters* in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023.

11

Q2 2023 EARNINGS – Supplemental Disclosures

Paramount

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES (Continued)
(Unaudited; in millions, except per share amounts)

	Six Months Ended June 30, 2023			
	Earnings (Loss) from Continuing Operations Before Income Taxes	Benefit from (Provision for) Income Taxes	Net Earnings (Loss) from Continuing Operations Attributable to Paramount	Diluted EPS from Continuing Operations
Reported (GAAP)	$ (1,812)	$ 476	$ (1,535)	$ (2.40)
Items affecting comparability:				
Programming charges [(a)]	2,371	(582)	1,789	2.74
Restructuring charges [(b)]	54	(14)	40	.06
Gain from investment [(c)]	(168)	60	(108)	(.16)
Discrete tax items [(d)]	—	(34)	(34)	(.05)
Adjusted (Non-GAAP)	$ 445	$ (94)	$ 152	$ .19

(a) Comprised of programming charges recorded in connection with the integration of Showtime into Paramount+ and initiatives to rationalize and right-size our international operations to align with our streaming strategy and close or globalize certain of our international channels. During the six months ended June 30, 2023, we reviewed our content portfolio and as a result changed the strategy for certain content. These changes led to content being removed from our platforms or abandoned, the write-off of development costs, distribution changes, and termination of programming agreements.

(b) Consists of severance costs associated with the implementation of initiatives to transform and streamline our operations following our 2022 operating segment realignment and as we integrate Showtime into Paramount+.

(c) Reflects a gain recognized on our retained interest in Viacom18 following the discontinuance of equity method accounting resulting from the dilution of our interest from 49% to 13%.

(d) Principally reflects a tax benefit from the resolution of an income tax matter in a foreign jurisdiction.

	Six Months Ended June 30, 2022			
	Earnings from Continuing Operations Before Income Taxes	Provision for Income Taxes	Net Earnings from Continuing Operations Attributable to Paramount	Diluted EPS from Continuing Operations
Reported (GAAP)	$ 989	$ (163)	$ 749	$ 1.11
Items affecting comparability:				
Restructuring and other corporate matters [(a)]	107	(24)	83	.13
Gain on dispositions [(b)]	(15)	4	(11)	(.02)
Loss on extinguishment of debt	120	(28)	92	.14
Discrete tax items [(c)]	—	(81)	(81)	(.12)
Adjusted (Non-GAAP)	$ 1,201	$ (292)	$ 832	$ 1.24

(a) Comprised of charges of $28 million for restructuring, consisting of severance costs primarily associated with management changes following our operating segment realignment; $39 million recorded following Russia's invasion of Ukraine, principally to reserve against amounts due from counterparties in Russia, Belarus and Ukraine; and $40 million associated with litigation described under *Legal Matters—Stockholder Matters* in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023.

(b) Reflects a gain from the sale of international intangible assets and a working capital adjustment to the gain from the fourth quarter 2021 sale of CBS Studio Center.

(c) Primarily reflects a deferred tax benefit resulting from the transfer of intangible assets between our subsidiaries in connection with a reorganization of our international operations.

12